Exhibit 24

THE PROCTER & GAMBLE COMPANY
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY

Each undersigned officer and/or director of The Procter & Gamble Company, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint Jon R. Moeller, Chief Financial Officer of the Registrant, Deborah P. Majoras, Chief Legal Officer and Secretary of the Registrant, and any other person holding the position of Chief Financial Officer, Chief Legal Officer, or Secretary of the Registrant from time to time, and each of them, as attorney-in-fact and agents of the undersigned, each with full power of substitution and resubstitution, with the full power to execute and file:

(i)
the Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of Common Shares of the Registrant issuable in connection with The Procter & Gamble 2019 Stock and Incentive Compensation Plan (the “Plan”), as may be revised in accordance with the Company resolution entitled “Authorize Filing of S-8 Registration Statement for The Procter & Gamble 2019 Stock and Incentive Compensation Plan;”

(ii)	any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement; and

(iii)
any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney.

IN WITNESS WHEREOF, the undersigned have subscribed to the above as of October 8, 2019.

Signature	Title

/s/ David Taylor	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
David Taylor

/s/ Jon R. Moeller	Vice Chairman, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)
Jon R. Moeller

/s/ Valarie L. Sheppard	Controller and Treasurer and Executive Vice President - Company Transition Leader (Principal Accounting Officer)
Valarie L. Sheppard

/s/ Francis F. Blake	Director
Francis F. Blake

/s/ Angela F. Braly	Director
Angela F. Braly

/s/ Amy L. Chang	Director
Amy L. Chang

/s/ Scott D. Cook	Director
Scott D. Cook

/s/ Joseph Jimenez	Director
Joseph Jimenez

/s/ Terry J. Lundgren	Director
Terry J. Lundgren

/s/ Christine M. McCarthy	Director
Christine M. McCarthy

/s/ W. James McNerney, Jr.	Director
W. James McNerney, Jr.

/s/ Nelson Peltz	Director
Nelson Peltz

/s/ Margaret C. Whitman	Director
Margaret C. Whitman

/s/ Patricia A. Woertz	Director
Patricia A. Woertz